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                                                                 EXHIBIT 10.99.1


                              CONSULTING AGREEMENT
                              --------------------

           THIS CONSULTING AGREEMENT is made and effective as of the ninth day of October, 2001, by and between GABRIEL ZEITOUNI ("Zeitouni") and TARRANT APPAREL GROUP, a California corporation (the "Company"), with respect to the following facts:

           A. Pursuant to that certain Employment Agreement dated as of May 27, 1994, between Zeitouni and the Company, as amended (the "Employment Agreement"), the Company has employed Zeitouni.

           B. Pursuant to that certain Stock Repurchase Agreement dated as of July 10, 2000, between Zeitouni and the Company, as amended (the "Option Agreement"), Zeitouni has the right (the "Put Option") to require the Company to purchase from Zeitouni up to 80,890 shares of the Common Stock of the Company at $18.54 per share.

           C. Zeitouni is indebted to the Company for amounts advanced to him, in the aggregate amount of $738,500.00.

           D. The parties each desire, among other things, to terminate the employment of Zeitouni by the Company, provide for Zeitouni to render certain consulting services to the Company, amend the Put Option and make certain provisions regarding the repayment of the Existing Indebtedness, all on the terms and conditions set forth below.

           ACCORDINGLY, in consideration of the foregoing premises, and the representations, warranties and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, Zeitouni and the Company agree as follows:

           1.     Termination of Employment Agreement.
                  -----------------------------------

                  (a) The employment of Zeitouni by the Company is terminated effective as of the date hereof.

                  (b) The rights and obligations of Zeitouni and the Company under Employment Agreement are terminated, effective as of the date hereof. From and after the date hereof, except as expressly provided in Section 1(f), neither Zeitouni nor the Company shall have any further rights or obligations whatsoever under the Employment Agreement.

                  (c) Concurrently with the execution and delivery of this Agreement, the Company shall pay to Zeitouni $32,000.80, the receipt of which hereby is acknowledged by Zeitouni, in full payment of all amounts payable to Zeitouni by the Company pursuant to the Employment Agreement less all applicable state and federal withholding taxes.

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        (d) Zeitouni acknowledges and agrees that, except as set forth in
Section 1(c) above, Zeitouni is not entitled to any additional compensation or benefits (including, but not limited to, vacation pay, sick pay, severance pay or any other benefit) as a result of, in connection with or related to his employment by the Company, whether pursuant to the Employment Agreement or otherwise. Notwithstanding the foregoing, the Company shall offer to Zeitouni the continuation of health insurance coverage to the extent required by the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), the cost of which shall be borne by Zeitouni.

        (e) Zeitouni agrees to return to an executive officer of the Company promptly after the date hereof all property of the Company in the custody or control of Zeitouni, including, but not limited to, all office equipment, forms, manuals, documents or other material.

        (f) Notwithstanding anything to the contrary contained in this Agreement, Sections 8.1, 9 and 10 of the Employment Agreement shall remain in full force and effect; provided, however, that (i) the termination of employment
                       --------
in Section 1(a) of this Agreement shall not be deemed a termination as set forth in clause (i) of Section 9 of the Employment Agreement, and (ii) the only business or enterprise competitive with the Company to which Section 9 of the Employment Agreement shall apply is The Gap, Inc. and its affiliates.

     2. Consulting Services.
        -------------------

        (a) The Company hereby retains Zeitouni as a consultant, and Zeitouni hereby accepts such appointment, on the terms and conditions set forth below, to perform during the period commencing on October 1, 2001 and ending on December 31, 2002 such services as are required hereunder.

        (b) Zeitouni shall render such services to the Company, and shall perform such duties and acts, as reasonably may be requested by the Company in connection with (i) the development of policy and strategy, (ii) assuring the smooth transition of his responsibilities and (iii) marketing, client relations and public relations; provided, however, that in no event shall Zeitouni be
                      --------  -------
required to devote more than ten (10) hours in any calendar month to the performance of his duties under this Agreement.

        (c) Zeitouni shall devote such time, ability and attention to the Company's business as Zeitouni may deem to be necessary or advisable to discharge his duties hereunder in a professional and businesslike manner.

        (d) Zeitouni shall be an independent contractor of the Company. Nothing in this Agreement shall be construed to give Zeitouni any rights as an employee, agent, partner or joint venturer of the Company or to entitle Zeitouni to control in any manner the business of the Company or to incur any debt, liability or obligation on behalf of the Company.

        (e) As the total consideration for the services that Zeitouni renders under this Section 2, Zeitouni shall be entitled to a monthly consulting fee of $11,666.66,

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without any deduction therefrom for income tax or other applicable withholdings, payable on the fifteenth day of each month commencing on October 15, 2001 and ending on December 15, 2002, or the next business day if such fifteenth day shall not be a business day.

        3.      Mortgage. For so long as Zeitouni is not in default of any
                --------
provision of this agreement, the Company shall pay to Zeitouni $4,400 on the first day of each month, commencing on November 1, 2001 and ending on the earlier to occur of the Closing Date (as defined in the Option Agreement) and March 31, 2003, in partial payment of Zeitouni indebtedness incurred in connection with Zeitouni's purchase of those premises commonly known as 48 Pleasant Place, Deal, New Jersey 07723 (the "Premises"). If Zeitouni sells, transfers or assigns any interest in the Premises, he immediately shall notify the Company of the transaction and the obligation of the Company to make any payment to Zeitouni under this Section 3 immediately shall cease. Subject to
Section 5(f), $3,500 of each $4,400 monthly payment made by the Company to Zeitouni under this Section 3 shall be due and payable on the earlier to occur of the Closing Date (as defined in the Option Agreement) or March 31, 2003.


        4.      Indebtedness.
                ------------

                (a) Zeitouni acknowledges and agrees that as of the date hereof he is indebted to the Company in the amount of $738,500.00 for funds heretofore advanced to him by the Company (the "Existing Indebtedness"), which, subject to
Section 5(f), is due and payable on the earlier to occur of the Closing Date (as defined in the Option Agreement) or March 31, 2003.

                (b) The Company agrees to advance to Zeitouni an additional $300,000, receipt of which hereby is acknowledged (the "Advance"), which, subject to Section 5(f), is due and payable on the earlier to occur of the Closing Date (as defined in the Option agreement) or March 31, 2003.

        5.      Amendment of Put Option.
                -----------------------

                (a) Section 1.1 of the Option Agreement is amended to read in full as follows:

        The Company hereby grants to GMC and RAI (each an "Optionholder") the right (the "Put Option") to require the Company to purchase all or any part of the Shares at the rate of $18.54 per Share at any time or from time to time during the three month period commencing on January 1, 2003 and ending on March 31, 2003.

                (b) The second sentence of Section 1.3 of the Option agreement is amended to read in full as follows:

        On the Closing Date, the Company shall deliver to the Optionholder the purchase price for the Shares to be purchased by the Company, less any indebtedness of the Optionholder to

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          the Company then owing, and the Optionholder shall deliver to the
          Company certificates evidencing such Shares properly endorsed for transfer.

               (c) If the Company fails to pay any amount due to Zeitouni under this Agreement within ten (10) days of a written demand therefor, Zeitouni shall have the right to immediately exercise the Put Option in the manner set forth in the Option Agreement.

               (d) The parties acknowledge that the Optionholders (as defined in the Option Agreement) have transferred and delegated to Zeitouni, and Zeitouni has accepted and assumed, all rights and duties of the Optionholders under the Option Agreement.

               (e) Zeitouni acknowledges and agrees that upon the exercise of the Put Option (as defined in the Option Agreement) any purchase price then payable by the Company shall be offset by any indebtedness of Zeitouni to the Company then outstanding, including, but not limited to, (i) the Existing Indebtedness, (ii) the Advance and (iii) $3,500 of each $4,400 monthly payment made by the Company to Zeitouni pursuant to Section 3 hereof (all such portions of the monthly payments collectively, the "Mortgage Advance").

               (f) Notwithstanding anything to the contrary contained in this Agreement, (i) Zeitouni shall not be required to repay any portion of the Existing Indebtedness, the Advance or the amounts advanced under Section 3 until the earlier to occur of the Closing Date (as defined in the Option Agreement) or March 31, 2003, (ii) in the event Zeitouni shall properly exercise the Put Option in the manner set forth in the Option Agreement and the Company shall fail promptly thereafter to pay to Zeitouni the purchase price then payable to him under the Option Agreement (less any indebtedness of Zeitouni to the Company then outstanding), then the Put Option shall be cancelled and the Existing Indebtedness, the Advance and the Mortgage Advance shall be forgiven to the extent such amounts exceed in the aggregate the result obtained by multiplying
(x) the number of shares of the Company's Common Stock subject to the Put Option by the difference between (y) $18.54 and (z) the greater of the last sale price of the Company's Common Stock on the date such Put Option is exercised by Zeitouni or the average price per share at which any such shares thereafter are sold by Zeitouni, and (iii) the Company shall have no right to offset any indebtedness of Zeitouni against any amount payable hereunder by the Company to Zeitouni under Section 1(c), 2(e) or 3.

           6.  General Release.
               ---------------

               (a) Except as expressly set forth in this Agreement, each party fully, forever and unconditionally releases, exonerates, waives, relinquishes, discharges, acquits, relieves and covenants not to sue or charge the other party and its agents, employees, representatives, attorneys, stockholders, officers, directors, successors and assigns (collectively, "all related persons"), and all affiliated, parent and subsidiary corporations, and each of them, and all related persons connected therewith, from any and all rights, claims, demands, debts, obligations, liabilities, promises, acts, agreements, costs, expenses (including, but not limited to, attorneys' fees and costs), damages, disputes, controversies, actions and causes of action, of whatever kind or nature, in law or equity, whether known or unknown,

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suspected or unsuspected, potential or actual, based on, arising out of or in any way connected with or related to the employment of Zeitouni by the Company, whether pursuant to the Employment Agreement or otherwise, or the termination of such employment, including, but not limited to, any claims for breach of contract or employment discrimination arising out of the California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act or the Age Discrimination in Employment Act.

               (b) The previous paragraph set forth above specifically includes any and all claims, demands, obligations, and/or causes for compensatory and/or exemplary damages and/or other relief relating to or in any way connected with the terms, conditions and benefits of employment, including, without limitation, workers' compensation benefits, emotional distress, disability, and other health benefits, vacation pay, sick pay, age discrimination, and any other discrimination, including, but not limited to, sex, national origin, race, religion, handicap, and/or any other type of discrimination, whether or not specifically or particularly described herein. Each party expressly waives any right or claim of right to assert hereafter that any claim, demand, obligation and/or cause of action has, through ignorance, oversight or error, been omitted from the terms of this Agreement.

               (c) The release made by the Company in this Section 6 explicitly excludes any and all claims, demands, obligations, and/or causes for compensatory and/or exemplary damages and/or other relief relating to or in any way connected with (i) willful misconduct; (ii) actions conducted without a good faith belief that they were in the best interest of the Company; (iii) gross negligence; or (iv) conduct that is criminal under the laws of any state or the United States.

               (d) Except as expressly set forth in this Agreement, each party acknowledges that no statement, representation, promise or inducement has been made by the other in connection with this Agreement, and each party specifically acknowledges that he has not relied upon any statement, representation, promise or inducement of the other in executing this Agreement. This Agreement supersedes all prior negotiations and understandings of any kind with respect to the subject matter hereof and contains all of the agreement of the parties hereto. There are no oral understandings not incorporated herein. This Agreement shall not be amended, modified, supplemented or abrogated other than by a written instrument duly executed by all parties hereto.

               (e) Each party understands and agrees that except as expressly set forth in paragraph 6(c) this Section 6 extends to all claims of whatever nature and kind, known and unknown, suspected or unsuspected, and expressly waives any and all rights under (S) 1542 of the Civil Code of the State of California, which provides as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Each party expressly waives and releases any right or benefit that it has or may have under (S) 1542 of the Civil Code of the State of California, as well as under the provisions of all comparable or similar statutes, provisions of common law or other decisional law of any and all states of the United States, to the full extent that it waives all such rights and benefits pertaining to the matters released herein. In connection with such waiver and relinquishment, each party acknowledges that it may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those that he now knows or believes to be true, with respect to the matters released herein. Nevertheless, it is the intention of each party through this Agreement, fully, finally and forever to settle and release all such matters, and all claims relative thereto, which do now exist, may exist or heretofore have existed in connection with Zeitouni's employment by the Company, whether pursuant to the Employment Agreement or otherwise. In furtherance of such intention, the release herein given shall be and remain in effect as a full and complete release of such matters notwithstanding the discovery or existence of any such additional different claims or facts relative thereto, and each party expressly assumes the risk of any injury, loss or damage that may arise from this waiver.

     7.  Indemnification. The Company agrees to indemnify Zeitouni for
         ---------------
expenditures and losses incurred by him in direct consequence of the discharge of his duties, or of his obedience to the directions of the Company, as provided in Section 2802 of the California Labor Code.

     8.  Successors and Assigns. This Agreement shall inure to the benefit of,
         ----------------------
and shall be binding upon, the successors and assigns of the parties hereto.

     9.  Severability. In the event that any provision of this Agreement should
         ------------
be held to be void, voidable or unenforceable, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall remain in full force and effect.

     10. Governing Law. This Agreement shall be construed in accordance with,
         -------------
and be governed by, the laws of the State of California applicable to contracts made and to be performed wholly within that State.

     11. Attorneys' Fees. In the event any party takes legal action to enforce
         ---------------
any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's expenses, including reasonable attorneys' fees and costs, incurred in such action.

     12. Counterparts. This Agreement may be executed simultaneously in two or
         ------------
more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     13. Survival of Representations, Warranties and Agreements. All
         ------------------------------------------------------
representations, warranties and agreements made by the parties hereto in this Agreement (including, but not limited to, statements contained in any schedule or certificate or other instrument delivered by or on behalf of any party hereto or in connection with the transactions contemplated hereby) shall survive the date hereof and any investigations, inspections, examinations or audits made by or on behalf of any party.

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     14. Entire Agreement. This Agreement constitues the entire agreement
         ----------------
between the parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver or termination of this Agreement shall be valid unless executed by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

     15. Notices. Any notice or other communication required or permitted
         -------
hereunder shall be in writing and shall be deemed to have been given (i) if personally delivered, when so delivered, or (ii) if mailed, one (1) week after having been placed in the mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth below. Either party may change the address to which such notices are to be addressed by giving the other party notice in the manner herein set forth.

     16. Headings. Section and subsection headings are not to be considered part
         --------
of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

     17. Third Parties. Nothing in this Agreement, expressed or implied, is
         -------------
intended to confer upon any person other than the parties hereto and their successors and assigns any rights or remedies under or by reason of this Agreement.

     18. Further Assurances. Each party hereto shall, from time to time at and
         ------------------
after the date hereof, execute and deliver such instruments, documents and assurances and take such further actions as the other party may reasonably request to carry out the purpose and intent of this Agreement.

     19. Arbitration. Any and all disputes, controversies or claims arising out
         -----------
of or related to this Agreement, including without limitation, those claims released in Section 6, fraud in the inducement of this Agreement, or relating to the general validity or enforceability of this Agreement, shall be filed in Los Angeles, California and submitted to final and binding arbitration under the auspices and rules of the Judicial Arbitration and Mediation Services, Inc., or if it is no longer in existence, under the auspices and rules of the American Arbitration Association. There shall be one arbitrator. The arbitrator shall be a retired superior court of federal judge. The parties agree that they have waived any right to trial by jury. The decision of the arbitrator shall be final and binding and the judgement rendered may be entered in any court having jurisdiction. The prevailing party in any such arbitration proceeding shall be entitled to its costs and reasonable attorney's fees, costs and expenses. The provisions of California Code of Civil Procedure Sections 1281, et. seq. govern
                                                                --  ---
this arbitration provision.

     20. Termination of Prior Agreements. Any provision of any agreement between
         -------------------------------
the parties hereto, including, but not limited to, the Employment Agreement, which is inconsistent with the terms of this Agreement, shall be null and void and of no force and effect to the extent inconsistent herewith.

          21.  Legal Counsel. EACH PARTY HEREBY ACKNOWLEDGES THAT IN CONNECTION
               -------------
WITH THIS AGREEMENT IT HAS SOUGHT THE ADVICE OF SUCH INDEPENDENT LEGAL COUNSEL AS IT SHALL HAVE DETERMINED TO BE NECESSARY OR ADVISABLE IN ITS SOLE AND ABSOLUTE DISCRETION.

          IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be executed as of the date and year first set forth above.

                                       TARRANT APPAREL GROUP


                                       By /s/ Gerard Guez
                                          ----------------------------------
                                            3151 E. Washington Boulevard
                                            Los Angeles, CA 90023


                                       /s/ Gabriel Zeitouni
                                       -------------------------------------
                                       GABRIEL ZEITOUNI
                                       1768 East 8th Street
                                       Brooklyn, New York 11223

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